Exhibit 3.4

BYLAWS

OF

MIDWEST CABLE, INC.

a Delaware corporation

* * * * *

Effective Date:  September 22, 2014

ARTICLE 1
OFFICES, REGISTERED AGENT AND BOOKS

Section 1.01.  Registered Office and Registered Agent.  The Corporation shall maintain a registered office and registered agent within the Corporation’s state of incorporation as the Board of Directors shall determine from time to time.

Section 1.02.  Other Offices.  The Corporation may also have offices at such other places both within and without the Corporation’s state of incorporation as the Board of Directors may determine from time to time or the business of the Corporation may require.

Section 1.03.  Books.  The books of the Corporation may be kept within or without the Corporation’s state of incorporation as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01.  Time and Place of Meetings.  All meetings of stockholders shall be held at such place, either within or without the Corporation’s state of incorporation, on such date and at such time as may be determined from time to time by or under the direction of the Board of Directors.  If no place is so fixed for a meeting, it shall be held at the Corporation’s then principal executive office.

Section 2.02.  Annual Meetings.  Unless directors are elected by written consent in lieu of an annual meeting as permitted by the corporate laws of the Corporation’s state of incorporation as the same exists or may hereafter be amended (“State Law”), an annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.  Stockholders may, unless the articles/certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are filled by such action.

Section 2.03.  Special Meetings.  Special meetings of stockholders may be called by the Board of Directors, the Chair of the Board, the President or any Executive or Senior Vice President and shall be called by the Secretary at the request in writing of holders of record of the outstanding capital stock of the Corporation representing a majority of the votes entitled to be cast.  Such request shall state the purpose or purposes of the proposed meeting.  Notices of special meetings shall be sent in accordance with Section 2.04, and any business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.04.  Notice of Meetings and Adjourned Meetings; Waivers of Notice.  (a)  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by State Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.  Subject to the last sentence of this Section 2.04(a), when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, or after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)  A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.05.  Quorum.  Unless otherwise provided under the articles/certificate of incorporation, the presence, in person or by proxy, of the holders of record of the outstanding capital stock of the Corporation representing a majority of the votes entitled to be cast at a meeting of stockholders shall constitute a quorum for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may adjourn the meeting until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06.  Voting.  (a)  Unless otherwise provided in the articles/certificate of incorporation, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder.  Shares of capital stock of the Corporation held by the Corporation shall not have voting rights.  Except as otherwise provided in the articles/certificate of incorporation, the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders, except for the election of directors, which shall be determined by a plurality of the votes cast.

(b)  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.07.  Action by Consent. (a)  Unless otherwise provided in the articles/certificate of incorporation and subject to Section 2.02, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock or their proxy holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the Corporation’s state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand, by certified or registered mail, return receipt requested or, to the extent permitted by and subject to State Law, by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date of such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. If required by State Law, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 2.07.

(b)  Every written consent shall bear the date of signature of each stockholder or proxyholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of stockholders or proxyholders to take action are delivered to the Corporation.

Section 2.08.  Organization.  At each meeting of stockholders, the Chair of the Board, if one shall have been elected, or in the Chair’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chair of the meeting.  The Secretary (or in the Secretary’s absence, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09.  Order of Business.  The order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

ARTICLE 3
DIRECTORS

Section 3.01.  General Powers. Except as otherwise provided in articles/certificate of incorporation or by State Law, the business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 3.02.  Number, Election and Term of Office.  The Board of Directors shall be comprised of one or more members, the number of which shall be fixed from time to time by resolution of the Board of Directors, and in the absence of such resolution, such number shall be one.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.02 and Section 3.13, and each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.03.  Quorum and Manner of Acting.  Unless otherwise provided in the articles/certificate of incorporation, each director shall have one vote on any matter.  Unless the articles/certificate of incorporation requires a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors.  When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time.

Section 3.04.  Time and Place of Meetings.  The Board of Directors shall hold its meetings at such place, either within or without the Corporation’s state of incorporation, and at such time, as the Board of Directors may determine from time to time.

Section 3.05.  Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders.  Notice of such meeting need not be given.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held, at such place either within or without the Corporation’s state of incorporation, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided for special meetings of the Board of Directors.

Section 3.06.  Regular Meetings.  After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chair of the Board, the President or any Executive or Senior Vice President and shall be called by the Secretary on the written request of a majority of the directors in office.  Notice of special meetings of the Board of Directors shall be given to each director at least one day before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08.  Waiver of Notice.  A written waiver of any notice of a meeting of the Board of Directors signed by the director entitled thereto, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.09.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have power or authority in reference to the following matters: a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by State Law to be submitted to the stockholders for approval; or b) adopting, amending or repealing any By-Law of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

Section 3.10.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11.  Telephonic Meetings.   Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12.  Resignation.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice.  The acceptance of such resignation shall not be necessary to make it effective.

Section 3.13.  Vacancies.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term of such director and until such director’s successor is elected and qualified.  If there are no directors in office, then an election of directors may be held in accordance with State Law.  Unless otherwise provided in the articles/certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.14.  Removal.  Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of record of shares of the outstanding capital stock of the Corporation representing a majority of the votes entitled to be cast at any election of directors and the vacancies thus created may be filled in accordance with Section 3.13.

Section 3.15.  Compensation.  Unless otherwise restricted by the articles/certificate of incorporation, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4
OFFICERS

Section 4.01.  Principal Officers.  The principal officers of the Corporation shall be a President, a Treasurer and a Secretary.  The Corporation may also have such other principal officers, including a Chair of the Board of Directors, one or more Vice Chairs of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time appoint.  One person may hold the offices and perform the duties of any two or more of said offices.

Section 4.02.  Election and Term of Office.  The principal officers of the Corporation shall be elected at any time and from time to time by the Board of Directors.  Each such officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03.  Subordinate Officers.  In addition to the principal officers of the Corporation, the Corporation may have one or more Assistant Treasurers and Assistant Secretaries and such other subordinate officers as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers.

Section 4.04.  Removal.  Except as otherwise permitted under Section 4.03, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to a principal officer.  The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice.  The acceptance of such resignation shall not be necessary to make it effective.

Section 4.06.  Chair of the Board.  The Chair of the Board, if there is one, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned by the Board of Directors.

Section 4.07.  President.  Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  The President shall perform all duties incident to the office of the president of a corporation, and such other duties as from time to time may be assigned by the Board of Directors.

Section 4.08.  Secretary.  Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the stockholders, the Board of Directors, and all committees of the Board, in books provided for that purpose, and for the giving and serving of all notices for the Corporation.  The Secretary shall perform all other duties incident to the office of the secretary of a corporation and such other duties as from time to time may be assigned by the Board of Directors.  Custody of the minute books of the Corporation may be kept by a person other than the Secretary.

Section 4.09.  Treasurer.  Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation.  When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation.  The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation.  Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation.  The Treasurer shall perform all other duties incident to the office of the treasurer of a corporation and such other duties as from time to time may be assigned by the Board of Directors.  The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

Section 4.10.  Vice Chairs, Vice Presidents and Assistant Officers.  Unless otherwise determined by the Board of Directors, each Vice Chair, Executive Vice President, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer, except to the extent such powers and duties are limited by such superior officer or by the Board of Directors.  Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, with Executive Vice Presidents serving as superior officers to Senior Vice Presidents and Senior Vice Presidents serving as superior officers to Vice Presidents.  Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be superior to the other Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within his or her area.  The President shall be the superior officer of the Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and all other officer positions created by the Board of Directors unless the Board of Directors provides otherwise.

ARTICLE 5
INDEMNIFICATION

Section 5.01.  Indemnification.  The Corporation shall indemnify any person who is a director or officer of the Corporation or any director or officer who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to in this Article 5 as an “Indemnified Person”) against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person (“liabilities”), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Article 5, “Proceeding” or, in the plural, “Proceedings”), brought or threatened to be brought against such Indemnified Person by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.  The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than an Indemnified Person (any such person is hereinafter referred to in this Article 5 as an “Other Person”) for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.  Notwithstanding the foregoing, indemnification of an Indemnified Person shall not be made (i) in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; or (ii) in connection with a Proceeding (or part thereof) initiated by an Indemnified Person (except in connection with a Proceeding to enforce a right to indemnification or advancement of expenses under this Article 5), unless required by State Law or otherwise authorized by the Board of Directors.

Section 5.02.  Advances.  Expenses (including, but not limited to, reasonable attorneys' fees) incurred by any Indemnified Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking, by or on behalf of such Indemnified Person, to repay such amount without interest if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law.  Advance expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Other Persons may be paid if the Board of Directors deems it appropriate and upon such terms and conditions, including the giving of an undertaking, as the Board of Directors deems appropriate.

Section 5.03.  Applicability; Survival.  The provisions of Sections 5.01 and 5.02 shall be applicable to all Proceedings commenced before or after the adoption of this Article 5, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be an Indemnified Person (or, where and so long as the Board of Directors has authorized indemnification or advancement of expenses to an Other Person in accordance with this Article 5, to an Other Person who has ceased to render services for or at the request of the Corporation, its parent or subsidiaries) and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.04.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person or Other Person against any liability asserted against him or her and incurred by him or her while serving in any such capacity, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

Section 5.05.  Non-Exclusivity.  The indemnification and advancement of expenses provided by or granted pursuant to this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action or inaction in his or her official capacity and as to action or inaction in another capacity while holding such office.

ARTICLE 6
GENERAL PROVISIONS

Section 6.01.  Record Date.  The Board of Directors of the Corporation may fix a record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose.  Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and such record date shall not be (i) in the case of a meeting of stockholders, more than 60 nor less than 10 days before the date of the meeting of stockholders, or (ii) in the case of consents in writing without a meeting, more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) in other cases, more than 60 days prior to the payment or allotment or change, conversion or exchange or other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6.02.  Fiscal Year.  The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation.  If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

Section 6.03.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the Corporation’s state of incorporation.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04.  Amendments.  These Bylaws or any of them may be altered, amended, or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

Section 6.05.  State Law.  In the event of any conflict, ambiguity or inconsistency between the provisions contained in these Bylaws and those contained in State Law, the provisions contained in State Law shall control.